EXHIBIT 99.1
For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation reports earnings for fiscal 2010 fourth quarter and year end
MILWAUKEE (September 10, 2010)—Brady Corporation (NYSE:BRC) today reported results for its fiscal 2010 fourth quarter and its full fiscal year ended July 31, 2010.
Three Months Ended July 31, 2010
Sales in the fiscal 2010 fourth quarter increased 12.4 percent to $322.9 million compared to $287.2 million in the fourth quarter of fiscal 2009. Organic sales increased 10.7 percent with positive organic growth in all regions. Acquisitions added 2.7 percent to sales and foreign currency translation reduced sales by 1.0 percent in the fourth quarter ended July 31, 2010. Regionally, organic sales were up 14.7 percent in the Americas, 9.6 percent in Europe, and 5.2 percent in the Asia-Pacific region.
Net income for the quarter increased 12.4 percent to $21.6 million compared to $19.2 million in the same quarter last year. Excluding restructuring charges, net income in the quarter was up 15.9 percent to $26.2 million compared to $22.6 million in the fiscal 2009 fourth quarter.
Earnings per diluted Class A Common Share were $0.41 in the 2010 fourth quarter compared to $0.36 in the prior year quarter. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 14.0 percent to $0.49 in the fourth quarter compared to $0.43 in the prior year fourth quarter.
Year Ended July 31, 2010
Sales for the year ended July 31, 2010 were $1.259 billion compared to $1.209 billion in fiscal 2009, up 4.2 percent. Organic sales were up 0.2 percent, acquisitions added 1.3 percent to sales, and the impact of foreign currency translation added 2.7 percent.
Net income for the year ended July 31, 2010 increased 16.9 percent to $82.0 million compared to $70.1 million for the year ended July 31, 2009. Excluding after-tax restructuring charges, net income for the year ended July 31, 2010 was up 3.4 percent to $93.4 million compared to $90.3 million in fiscal 2009.
Earnings per diluted Class A Common Share were $1.55 for the year ended July 31, 2010 compared to $1.32 for the fiscal year ended July 31, 2009. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 2.9 percent to $1.76 for the year ended July 31, 2010 compared to $1.71 during the year ended July 31, 2009.

Commentary and Fiscal 2011 Guidance
“Brady had a strong fourth quarter and finished the year on a positive note. In particular, we were pleased to see double-digit organic growth in the fourth quarter and positive organic growth in all our regions for the second straight quarter, as well as significant improvement in our net income in the fourth quarter. These strong financial results were due to our continued focus on cost controls, as well as execution of our growth strategies including launching several new products. We also returned to acquisition activity this year after taking a pause last year due to the global economic crisis,” said Brady President and CEO Frank M. Jaehnert. “I’m also happy to report that yesterday our Board of Directors announced that we will increase our dividend to shareholders for the 25th straight year.”
“We maintain a strong financial position with significant liquidity to fund future growth. We generated free cash flow of $138.9 million during the year ended July 31, 2010, which equates to 169 percent of net income, and we finished the year with cash and cash equivalents of $314.8 million, an increase of $126.6 million compared to July 31, 2009,” said Brady Chief Financial Officer, Thomas J. Felmer. “As we look to fiscal 2011, we believe that the overall global economy will continue to improve, albeit slowly. As a result, we anticipate mid-single-digit organic revenue growth in fiscal 2011, with more significant profitability improvement in the second half of the year as our continued investment in profitability improvement initiatives begin to yield benefits. For fiscal 2011 we expect earnings per diluted Class A Common Share of between $1.95 and $2.15. This guidance is based on current exchange rates, a full-year tax rate of 26 percent, capital expenditures of between $25 and $30 million, depreciation and amortization of $50 million, and diluted weighted average common shares outstanding consistent with that of July 31, 2010. Our guidance excludes additional expected pretax restructuring charges of approximately $12 to $15 million or $0.17 to $0.21 per diluted share.”
A Webcast regarding fiscal 2010 results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Daylight Time today.
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 1,000,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs approximately 6,600 people at operations in the Americas, Europe and Asia/Pacific. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to maintain its debt covenants; unforeseen tax consequences; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Annual Report on Form 10-K for the period ended July 31, 2009, as updated by subsequently filed reports. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended July 31,			Twelve Months Ended July 31,
			Percentage			Percentage
	2010	2009	Change	2010	2009	Change
Net sales	$322,894	$287,203	12.4%	$1,259,096	$1,208,702	4.2%
Cost of products sold	164,155	151,081	8.7%	635,799	631,119	0.7%

Gross margin	158,739	136,122	16.6%	623,297	577,583	7.9%

Operating expenses:
Research and development	11,671	8,856	31.8%	42,621	34,181	24.7%
Selling, general and administrative	107,268	94,404	13.6%	435,906	397,180	9.8%
Restructuring charges	5,717	2,573	122.2%	15,314	25,849	-40.8%

Total operating expenses	124,656	105,833	17.8%	493,841	457,210	8.0%

Operating income	34,083	30,289	12.5%	129,456	120,373	7.5%

Other income and (expense):
Investment and other income	(105)	657	-116.0%	1,168	1,800	-35.1%
Interest expense	(5,750)	(5,919)	-2.9%	(21,222)	(24,901)	-14.8%

Income before income taxes	28,228	25,027	12.8%	109,402	97,272	12.5%

Income taxes	6,636	5,825	13.9%	27,446	27,150	1.1%

Net income	$21,592	$19,202	12.4%	$81,956	$70,122	16.9%

Per Class A Nonvoting Common Share:
Basic net income	$0.41	$0.37	10.8%	$1.56	$1.33	17.3%
Diluted net income	$0.41	$0.36	13.9%	$1.55	$1.32	17.4%
Dividends	$0.175	$0.17	2.9%	$0.70	$0.68	2.9%

Per Class B Voting Common Share:
Basic net income	$0.41	$0.37	10.8%	$1.55	$1.32	17.4%
Diluted net income	$0.41	$0.36	13.9%	$1.53	$1.31	16.8%
Dividends	$0.175	$0.17	2.9%	$0.68	$0.66	3.5%

Weighted average common shares outstanding (in Thousands):
Basic	52,476	52,308		52,402	52,559
Diluted	52,872	52,583		52,946	52,866

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	July 31, 2010	July 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$314,840	$188,156
Accounts receivable — net	221,621	191,189
Inventories:
Finished products	52,906	53,244
Work-in-process	13,146	13,159
Raw materials and supplies	28,620	27,405

Total inventories	94,672	93,808
Prepaid expenses and other current assets	37,839	36,274

Total current assets	668,972	509,427

Other assets:
Goodwill	768,600	751,173
Other intangible assets, net	103,546	115,754
Deferred income taxes	39,103	36,374
Other	20,808	18,551

Total other assets	932,057	921,852

Property, plant and equipment:
Cost:
Land	6,265	6,335
Buildings and improvements	101,138	96,968
Machinery and equipment	289,727	283,301
Construction in progress	9,873	7,869

	407,003	394,473

Less accumulated depreciation	261,501	242,485

Net property, plant and equipment	145,502	151,988

Total assets	$1,746,531	$1,583,267

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$96,702	$83,793
Wages and amounts withheld from employees	67,285	36,313
Taxes, other than income taxes	7,537	6,262
Accrued income taxes	10,138	5,964
Other current liabilities	50,862	45,247
Current maturities on long-term debt	61,264	44,893

Total current liabilities	293,788	222,472

Long-term obligations, less current maturities	382,940	346,457

Other liabilities	64,776	63,246

Total liabilities	741,504	632,175

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,875,716 and 48,780,560 shares, respectively	513	513

Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	304,205	298,466
Income retained in the business	718,512	673,342
Treasury stock — 2,175,771 and 2,270,927 shares, respectively of Class A nonvoting common stock, at cost	(66,314)	(69,823)
Accumulated other comprehensive income	50,905	53,051
Other	(2,829)	(4,492)

Total stockholders’ investment	1,005,027	951,092

Total liabilities and stockholders’ investment	$1,746,531	$1,583,267

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(Unaudited)
	Twelve Months Ended July 31,
	2010	2009	2008
Operating activities:
Net income	$81,956	$70,122	$132,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,022	54,851	60,587
Deferred income taxes	(6,834)	(8,640)	(1,501)
Loss (gain) on disposal of property, plant & equipment	20	383	1,672
Non-cash portion of stock-based compensation expense	9,721	7,731	10,228
Non-cash portion of restructuring charges	2,260	2,469	—
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	(29,479)	53,389	(3,704)
Inventories	426	34,749	16,224
Prepaid expenses and other assets	(3,502)	(2,423)	(629)
Accounts payable and accrued liabilities	51,268	(78,684)	18,641
Income taxes	5,258	(9,673)	(8,492)
Other liabilities	1,122	2,371	340

Net cash provided by operating activities	165,238	126,645	225,554

Investing activities:
Acquisition of businesses, net of cash acquired	(30,431)	—	(29,346)
Purchase price adjustment	—	3,514	—
Payments of contingent consideration	—	(1,405)	(5,798)
Purchases of short-term investments	—	—	(10,350)
Sales of short-term investments	—	—	29,550
Purchases of property, plant and equipment	(26,296)	(24,027)	(26,407)
Proceeds from net investment hedge	6,248	—	—
Other	1,798	2,874	3,143

Net cash used in investing activities	(48,681)	(19,044)	(39,208)

Financing activities:
Payment of dividends	(36,786)	(35,839)	(32,464)
Proceeds from issuance of common stock	3,717	1,683	14,500
Principal payments on debt	(44,893)	(87,224)	(39,443)
Proceeds from issuance of debt	94,915	—	18,000
Purchase of treasury stock	(2,537)	(40,267)	(42,175)
Income tax benefit from the exercise of stock options & deferred comp	1,318	1,336	4,638
Other	(459)	—	—

Net provided by (used in) financing activities	15,275	(160,311)	(76,944)

Effect of exchange rate changes on cash	(5,148)	(17,489)	6,107

Net increase (decrease) in cash and cash equivalents	126,684	(70,199)	115,509
Cash and cash equivalents, beginning of year	188,156	258,355	142,846

Cash and cash equivalents, end of year	$314,840	$188,156	$258,355

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$21,626	$21,899	$26,308
Income taxes, net of refunds	30,870	32,995	51,834

Acquisitions:
Fair value of assets acquired, net of cash	$15,366	$—	$21,508
Liabilities assumed	(5,201)	—	(9,038)
Goodwill	20,266	—	16,876

Net cash paid for acquisitions	$30,431	$—	$29,346

Information by regional segment for the three and twelve months ended July 31, 2010 and 2009 is as follows:

					Corporate and
(in thousands)	Americas	Europe	Asia-Pacific	Total Region	Eliminations	Total Company
SALES TO EXTERNAL CUSTOMERS
Three months ended:
July 31, 2010	$148,929	$91,020	$82,945	$322,894	—	$322,894
July 31, 2009	124,867	86,567	75,769	287,203	—	287,203
July 31, 2008	169,303	131,765	95,781	396,849	—	396,849

Twelve months ended:
July 31, 2010	$551,185	$380,121	$327,790	$1,259,096	—	$1,259,096
July 31, 2009	534,440	367,156	307,106	1,208,702	—	1,208,702
July 31, 2008	667,106	496,715	359,195	1,523,016	—	1,523,016

SALES GROWTH INFORMATION
Three months ended July 31, 2010:
Base	14.7%	9.6%	5.2%	10.7%	—	10.7%
Currency	1.4%	-9.0%	4.2%	-1.0%	—	-1.0%
Acquisitions	3.2%	4.5%	0.0%	2.7%	—	2.7%

Total	19.3%	5.1%	9.4%	12.4%	—	12.4%

Twelve months ended July 31, 2010:
Base	0.1%	-0.3%	0.8%	0.2%	—	0.2%
Currency	1.6%	1.4%	5.9%	2.7%	—	2.7%
Acquisitions	1.4%	2.4%	0.0%	1.3%	—	1.3%

Total	3.1%	3.5%	6.7%	4.2%	—	4.2%

SEGMENT PROFIT (LOSS)
Three months ended:
July 31, 2010	$34,964	$25,035	$13,516	$73,515	$(3,970)	69,545
July 31, 2009	28,300	22,018	9,072	59,390	(1,320)	58,070
Percentage increase (decrease)	23.5%	13.7%	49.0%	23.8%	200.8%	19.8%

Twelve months ended:
July 31, 2010	$125,169	$103,316	$52,105	$280,590	$(14,131)	$266,459
July 31, 2009	114,404	99,875	42,575	256,854	(7,952)	248,902
Percentage increase (decrease)	9.4%	3.4%	22.4%	9.2%	77.7%	7.1%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Twelve months ended:
	July 31, 2010	July 31, 2009	July 31, 2010	July 31, 2009
Total profit for reportable segments	$73,515	$59,390	$280,590	$256,854
Corporate and eliminations	(3,970)	$(1,320)	$(14,131)	$(7,952)
Unallocated amounts:
Administrative costs	(29,745)	(25,208)	(121,689)	(102,680)
Restructuring costs	(5,717)	(2,573)	(15,314)	(25,849)
Investment and other income	(105)	657	1,168	1,800
Interest expense	(5,750)	(5,919)	(21,222)	(24,901)

Income before income taxes	28,228	25,027	$109,402	97,272
Income taxes (2009 Q4 Restructuring — $1.6 million)	(6,636)	(5,825)	(27,446)	(27,150)

Net income	$21,592	$19,202	$81,956	$70,122

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands)

	Fiscal 2010
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$21,668	$15,001	$23,695	$21,592	$81,956
Interest expense	5,162	5,163	5,147	5,750	21,222
Income taxes	8,775	4,842	7,193	6,636	27,446
Depreciation and amortization	13,817	13,549	12,910	12,746	53,022

EBITDA (non-GAAP measure)	$49,422	$38,555	$48,945	$46,724	$183,646

	Fiscal 2009
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$37,110	$(4,150)	$17,960	$19,202	$70,122
Interest expense	6,361	6,314	6,307	5,919	24,901
Income taxes	14,575	756	5,994	5,825	27,150
Depreciation and amortization	13,712	13,481	13,479	14,179	54,851

EBITDA (non-GAAP measure)	$71,758	$16,401	$43,740	$45,125	$177,024

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.